EXHIBIT 24



                            POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of NIAGARA MOHAWK POWER CORPORATION (the "Corporation") hereby constitutes and appoints GARY J. LAVINE, PAUL J. KALETA, STEVEN W. TASKER, ARTHUR W. ROOS and JOHN W. POWERS, and each of them singly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and resubstitution and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in his name, place or stead in any and all capacities indicated below, a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to 5,000,000 shares of the Corporation's Common Stock, $1 par value, and to sign any and all pre-effective amendments or post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

          Signature                       Title                    Date
------------------------------    -----------------------    ----------------


 /s/ William F. Allyn             Director                   July 25, 1996
William F. Allyn

 /s/ Albert J. Budney, Jr.        Director, President        July 25, 1996
Albert J. Budney, Jr.             and Chief Operating
                                  Officer

 /s/ Lawrence Burkhardt, III      Director                   July 25, 1996
Lawrence Burkhardt, III

 /s/ Douglas M. Costle            Director                   July 25, 1996
Douglas M. Costle

 /s/ Edmund M. Davis              Director                   July 25, 1996
Edmund M. Davis

 /s/ William E. Davis             Chairman of the            July 25, 1996
William E. Davis                  Board of Directors
                                  and Chief Executive
                                  Officer



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 /s/ William J. Donlon            Director                   July 25, 1996
William J. Donlon

 /s/ Anthony H. Gioia             Director                   July 25, 1996
Anthony H. Gioia

 /s/ Bonnie Guiton Hill           Director                   July 25, 1996
Bonnie Guiton Hill

 /s/ H. Eugene Lockhart           Director                   July 25, 1996
H. Eugene Lockhart

_________________________         Director                   July 25, 1996
Henry A. Panasci, Jr.

_________________________         Director                   July 25, 1996
Patti McGill Peterson

 /s/ Donald B. Riefler            Director                   July 25, 1996
Donald B. Riefler

 /s/ Stephen B. Schwartz          Director                   July 25, 1996
Stephen B. Schwartz

 /s/ John G. Wick                 Director                   July 25, 1996
John G. Wick

 /s/ John W. Powers               Senior Vice                July 25, 1996
John W. Powers                    President and
                                  Principal Financial
                                  Officer

 /s/ Steven W. Tasker             Vice President-            July 25, 1996
Steven W. Tasker                  Controller and
                                  Principal
                                  Accounting Officer